                                                                   EXHIBIT 99(c)


To:  Participants in the Radiation Systems, Inc.
     Employee Stock Ownership Plan

               A Special Meeting of Stockholders of Radiation Systems, Inc. ("RSi") will be held at 10:00 a.m. on Friday, June 3, 1994 to consider and vote upon a proposal to approve and adopt the merge agreement between RSi, CTS America, Inc. ("CTS America"), and COMSAT Corporation ("COMSAT") providing for the merger of RSi into a subsidiary of COMSAT (the "Merger").

               As a participant in the Radiation Systems, Inc. Employee Stock Ownership Plan (the "ESOP"), you are entitled to instruct the Trustees of the ESOP in the voting of the shares of common stock of RSi allocated to your account under the ESOP. You may instruct the Trustees to vote your shares "for" the Merger or "against" the Merger or to abstain from voting your shares. A direction to abstain from voting will have the effect of directing the Trustees to vote your shares against the Merger.

               An affirmative vote by the holders of a majority of the outstanding shares of RSi common stock is necessary for the approval of the merger agreement and the transactions contemplated thereby.

               Under the terms of the merger agreement RSi common stock outstanding immediately prior to the effective date of the Merger (including the 881,072 shares held by the ESOP) will be converted into COMSAT common stock.
The amount of COMSAT stock that the ESOP will receive will be determined by multiplying the number of RSi shares held by the ESOP by a fraction determined by dividing $18.25 by the average closing price of COMSAT common stock on the New York Stock Exchange during the 20 trading days ending five trading days prior to the closing date of the Merger (the "Conversion Fraction"). The Conversion Fraction, however, will not be less than .638 and will not be greater than .780. If the stockholders of RSi approve the transaction, RSi and COMSAT intend to close the Merger on the day of the Special Meeting.

               Following the Merger, RSi will be combined with COMSAT's existing systems integration business, COMSAT Technology Services, to form COMSAT RSI, which will pursue opportunities in satellite and other wireless communications, radar, scientific and related special application markets.

               COMSAT has agreed to (i) assume the sponsorship of the ESOP;
(ii) make contributions to the ESOP in an amount sufficient to continue to make payments on the existing bank loans to the ESOP in accordance with their terms or, in COMSAT's discretion, more rapidly; and (iii) limit participation in the ESOP to persons who are employed by CTS America.

               The enclosed Proxy Statement/Prospectus describes in greater detail the transaction to be considered and voted upon. Please give this information your careful consideration and promptly complete, sign, date and return the enclosed Directions to Trustees in the enclosed envelope. TO BE EFFECTIVE, YOUR DIRECTIONS TO TRUSTEES MUST BE RECEIVED BY WACHOVIA BANK OF NORTH CAROLINA, N.A., AT THE ADDRESS BELOW BY THE CLOSE OF BUSINESS (5:00 P.M.
EDT) ON JUNE 2, 1994. DIRECTIONS TO TRUSTEES RECEIVED AFTER THE CLOSE OF BUSINESS ON JUNE 2, 1994, OR RECEIVED AT AN ADDRESS OTHER THAN THAT LISTED BELOW, WILL NOT BE EFFECTIVE. Your directions, once given, may be revoked only by completing and delivering new Directions to Trustees TO WACHOVIA BANK OF NORTH CAROLINA, N.A. BY THE CLOSE OF BUSINESS (5:00 P.M. EDT), JUNE 2, 1994. Your individual directions will not be disclosed to COMSAT, RSi or the ESOP trustees and will be tabulated by Wachovia Bank of North Carolina, N.A.

                         By Regular Or Express Mail

                         Wachovia Corporate Trust
                         301 North Church, Second Floor
                         Winston-Salem, NC 27102
                         Attn:  Stock Transfer

               The enclosed Directions to Trustees applies only to the shares allocated to your account under the ESOP. If you own other RSi shares, please follow the instructions in the Proxy Statement/Prospectus regarding voting of those shares.

               THE TRUSTEES OF THE ESOP WILL VOTE THE SHARES ALLOCATED TO YOUR ACCOUNT UNDER THE ESOP IN THE MANNER YOU DIRECT. IF NO DIRECTION IS GIVEN, THE TRUSTEES WILL VOTE THE SHARES ALLOCATED TO YOUR ACCOUNT IN A MANNER WHICH IS PROPORTIONATE WITH THE VOTING OF THE ALLOCATED SHARES FOR WHICH DIRECTIONS HAVE BEEN RECEIVED UNLESS, IN THE TRUSTEES' OPINION, SUCH ACTION WOULD BE INCONSISTENT WITH THEIR FIDUCIARY DUTIES TO THE ESOP OR OTHERWISE INCONSISTENT WITH APPLICABLE REGULATIONS.

                                        Sincerely,


                                        ----------------------------------
                                        Mark D. Funston, Trustee


                                        ----------------------------------
                                        George Reed, Trustee


                                        ----------------------------------
                                        Anita M. Stutzman, Trustee
Enclosures

                             RADIATION SYSTEMS, INC.
                          EMPLOYEE STOCK OWNERSHIP PLAN

                             DIRECTIONS TO TRUSTEES
                      REGARDING VOTING OF ALLOCATED SHARES
               IN CONNECTION WITH SPECIAL MEETING OF STOCKHOLDERS


               With respect to the shares of common stock of Radiation Systems, Inc. ("RSi") allocated to my account under the Radiation Systems, Inc. Employee Stock Ownership Plan (the "ESOP"), the Trustees of the ESOP are directed to vote as instructed with respect to the proposal set forth below at the Special Meeting of Stockholders of RSi on June 3, 1994, and to act in their discretion upon all other matters properly brought before the Special Meeting.

               PROPOSAL TO BE VOTED UPON: The approval and adoption of an Agreement and Plan of Merger, dated as of January 30, 1994, among RSi, COMSAT Corporation ("COMSAT"), and CTS America, Inc., a wholly-owned subsidiary of COMSAT ("CTS America"), pursuant to which: (a) RSi will merge into CTS America, and CTS America will be the surviving corporation (the "Merger"), and (b) each share of common stock, par value $1.00 per share, of RSi issued and outstanding immediately prior to the effective date of the Merger, other than shares held by RSi, COMSAT or a subsidiary of RSi or of COMSAT, shall be converted into that fraction (the "Conversion Fraction") of a fully paid and non-assessable share of the common stock, without par value, of COMSAT ("COMSAT Common Stock") determined by dividing $18.25 by the average closing price of the COMSAT Common Stock on the New York Stock Exchange Composite Tape during the 20 trading days ending five trading days prior to the closing date of the Merger; provided, that the Conversion Fraction shall not be less than .638 and shall not be greater than .780, and that cash shall be paid in lieu of fractional shares, all as described in the Proxy Statement/Prospectus of RSi and COMSAT.

               PLEASE VOTE THE SHARES OF RSI COMMON STOCK ALLOCATED TO MY ACCOUNT UNDER THE ESOP AS FOLLOWS ON THE PROPOSAL:


                           ____                      ____            ____
          FOR THE MERGER  /___/  AGAINST THE MERGER /___/   ABSTAIN /___/

               I HAVE RECEIVED THE NOTICE OF SPECIAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT/PROSPECTUS.

               ANY DIRECTION THAT I HAVE PREVIOUSLY GIVEN TO THE TRUSTEES REGARDING THE VOTING OF THE SHARES ALLOCATED TO MY ACCOUNT UNDER THE ESOP IS HEREBY REVOKED.

               WHEN THIS FORM IS PROPERLY SIGNED, THE TRUSTEES OF THE ESOP WILL VOTE THE SHARES ALLOCATED TO YOUR ACCOUNT AS DIRECTED. YOUR DIRECTIONS, ONCE GIVEN, MAY BE REVOKED ONLY BY COMPLETING A NEW DIRECTION TO TRUSTEES AND DELIVERING IT TO WACHOVIA BANK OF NORTH CAROLINA, N.A. IF NO DIRECTION IS GIVEN, THE TRUSTEES WILL VOTE THE SHARES ALLOCATED TO YOUR ACCOUNT IN A MANNER THAT IS PROPORTIONATE WITH THE VOTING OF THE ALLOCATED SHARES FOR WHICH DIRECTIONS HAVE BEEN RECEIVED UNLESS, IN THE TRUSTEES' OPINION, SUCH ACTION WOULD BE INCONSISTENT WITH THEIR FIDUCIARY DUTIES TO THE RADIATION SYSTEMS, INC. EMPLOYEE STOCK OWNERSHIP PLAN OR OTHERWISE INCONSISTENT WITH APPLICABLE REGULATIONS.



                                        Date:                      , 1994
                                              ---------------------


                                        Signature
                                                  ------------------------
                                                  (Please sign exactly as
                                                  name appears to the left)



                                        PLEASE SIGN, DATE, AND RETURN THIS
                                        FORM IN THE ENCLOSED ENVELOPE, WHICH
                                        REQUIRES NO POSTAGE IF MAILED IN THE
                                        UNITED STATES.



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